SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 19th day of August, 2022, by and among Elbert Holdings, Inc., a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber”).
WHEREAS, substantially concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Transaction Agreement, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, the “Transaction Agreement”), among the Issuer, Advanced Emissions Solutions, Inc., a Delaware corporation (“ADES”), Elbert Merger Sub 1, Inc., a Delaware corporation, and Arq Limited, a company incorporated under the laws of Jersey (“Arq”), whereby, among other things, the Issuer and Arq agree that the Issuer will consummate the Arq Share Acquisition, on the terms and subject to the conditions set forth therein and in the ancillary agreements thereto (the “Transaction”) (capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Transaction Agreement);
WHEREAS, in connection with and immediately following the Transaction, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of shares of the Issuer’s common stock, par value $0.001 per share (the “Common Shares”), set forth on the signature page hereto (the “Acquired Shares”), at a per share purchase price equal to the Per Share Purchase Price, and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Aggregate Subscription Amount set forth on the signature page hereto (the “Aggregate Purchase Price”) by or on behalf of Subscriber to the Issuer at the Closing (as defined herein); and
WHEREAS, in connection with the Transaction, certain “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) or “qualified institutional buyers” (as defined in Rule 144A promulgated under the Securities Act) other than the Subscriber (each, an “Other Subscriber”), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined herein), Common Shares at the Per Share Purchase Price (the “Other Subscription Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Aggregate Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Subscriber understands and agrees that the Issuer reserves the right to accept or reject the Subscriber’s subscription for the Acquired Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Issuer, and the same shall be deemed to be accepted by the Issuer only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Issuer. In the event of rejection of the entire subscription by the Issuer or the termination of this subscription in accordance with the terms hereof, the Subscriber’s payment hereunder will be returned promptly (but not later than two (2) Business Days thereafter) to the Subscriber along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

    Notwithstanding anything herein to the contrary, the Issuer understands that although this Subscription Agreement is presented on behalf of the Subscriber as purchaser, the Subscriber may arrange for substituted purchasers (the "Substituted Purchasers"), who will be “accredited investors” (as defined above), for the Acquired Shares in connection with private placement of the Acquired Shares in the United States only in accordance with the provisions of this Agreement and, without limiting the foregoing, specifically Schedule A to this Agreement. It is further understood that the Subscriber agrees to purchase or cause to be purchased the Acquired Shares, and that this commitment is not subject to the Subscriber being able to arrange Substituted Purchasers. Each Substituted Purchaser shall purchase Acquired Shares directly from the Issuer at the Per Share Purchase Price set forth below, and to the extent that Substituted Purchasers purchase Acquired Shares, the obligation of the Subscriber to do so will be reduced by the number of Acquired Shares purchased by the Substituted Purchasers directly from the Issuer. Any reference in this Agreement hereafter to "subscriber" shall be taken to be a reference to the Subscriber, as the initial committed purchaser, and to the Substituted Purchaser, if any. No subscription agreement to be entered into with a Substituted Purchaser shall include the registration rights set forth in Section 7(d) and (e) hereof unless otherwise consented to by the Issuer.
2.Purchase Price. For purposes of this Subscription Agreement, the “Per Share Purchase Price” shall be equal to $4.67 (the “Fixed Purchase Price”); provided, that if the VWAP, as defined below, of the Common Shares for the 30-day period ending on the third Business Day prior to the date of the ADES Stockholders Meeting (the “30-day VWAP”) is more or less than the Fixed Purchase Price by greater than 25%, the Per Share Purchase Price shall be such 30-day VWAP (the “VWAP Purchase Price”). As used herein, “VWAP” means, as of any date, the dollar volume-weighted average price for the Common Shares on the Stock Exchange (as defined herein) for the applicable dates as reported by Bloomberg (based on a trading day from 9:30 a.m. New York City time to 4:00 p.m. New York City time).
3.Closing.
a.Subject to the satisfaction or waiver of the conditions set forth in Sections 3(c) and 3(d), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and at a time immediately following the closing of the Transaction (such date, the “Closing Date”). Not less than seven (7) Business Days prior to the anticipated Closing Date (or as soon as practicable after the Issuer or its transfer agent provides a written record evidencing that the Acquired Shares will be issued to the Subscriber on the Closing Date), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the anticipated Closing Date specifying (i) the anticipated Closing Date, (ii) the determination of the Per Share Purchase Price and (iii) the wire instructions for delivery of the Aggregate Purchase Price to the Issuer.
b.Subject to the satisfaction or waiver of the conditions set forth in Sections 3(c) and 3(d) (other than those conditions that by their nature are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement, but without affecting the requirement that such conditions be satisfied or waived at the closing of the Transaction):
(i)At least two (2) Business Days prior to the anticipated Closing Date specified in the Closing Notice, or such other time agreed to between the Issuer and the Subscriber, Subscriber shall deliver to the Issuer the Aggregate Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; and

(ii)On the Closing Date the Issuer shall deliver to Subscriber the Acquired Shares against and upon payment by the Subscriber in book entry form, free and clear of any liens (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a legend in substantially the following form:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
c.The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:
(i)all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects as so qualified) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(ii)Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably likely to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing;
(iii)no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;
(iv)all conditions precedent to the Issuer’s obligation to effect the Transaction set forth in the Transaction Agreement shall have been satisfied or waived by the Issuer (other than those conditions that (x) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).
(v)The closing of the Transaction shall have occurred prior to or substantially concurrent with the Closing.

d.Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by Subscriber, of each of the following conditions:
(i)all representations and warranties of the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects as so qualified) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Issuer of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(ii)no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition;
(iii)the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably likely to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; and
(iv)all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, shall have been satisfied or waived by the party to the Transaction Agreement entitled to the benefit of such condition (other than those conditions that (x) may only be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver of such conditions as of the closing of the Transaction, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements).
e.Prior to or at the Closing, Subscriber shall execute and deliver such additional documents and take such additional actions as the Issuer reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
f.If the closing of the Transaction does not occur within five (5) Business Days of the Closing, the Issuer shall promptly (but not later than one (1) Business Day thereafter) return the Aggregate Purchase Price to Subscriber in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 8 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction.

4.Issuer Representations and Warranties. The Issuer represents and warrants that:
a.The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
b.The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation (as amended as of the Closing Date) and bylaws or under the laws of the State of Delaware.
c.This Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
d.Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or its Subsidiaries (as defined below) pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer or its Subsidiaries is bound or to which any of the property or assets of the Issuer or is Subsidiaries is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer and its Subsidiaries taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or its Subsidiaries or any of their respective properties, in the case of each of the foregoing clauses (i)-(iii) that would have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement. For purposes of this Subscription Agreement, “Subsidiaries” shall have the meaning ascribed to such term in the Transaction Agreement.
e.There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Common Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

f.The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
g.Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings required by applicable state or federal securities laws, (ii) the filings required in accordance with Section 9(m), (iv) those required by the Nasdaq Global Market or such other applicable stock exchange on which the Issuer’s Common Shares are then listed (the “Stock Exchange”), including with respect to obtaining stockholder approval as required by Stock Exchange listing rules, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Acquired Shares.
h.As of the date hereof, (i) the authorized capital stock of ADES consists of (A) 50,000,000 shares of preferred stock and (B) 100,000,000 shares of common stock and (ii) no shares of preferred stock are issued and outstanding and 23,752,256.00 shares of common stock are issued (including 4,618,146.00 of which are held in ADES' treasury) and 19,134,110.00 are outstanding. Upon the closing of the Transaction and the Closing of those transactions contemplated by this Subscription Agreement, the authorized capital stock of the Issuer will consist of (x) 50,000,000 shares of preferred stock, par value $0.001 per share and (y) 125,000,000 Common Shares.
i.The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Stock Exchange or the U.S. Securities and Exchange Commission (the “Commission”) with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on the Stock Exchange. The Issuer has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.
j.Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.
k.Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

l.None of the forms, reports, statement, schedules, prospectuses, proxies, registration statements or other documents, if any, filed by ADES with the Commission since January 1, 2020 (the “SEC Documents”) filed under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; provided, that, with respect to the proxy statement to be filed by ADES and the Issuer with respect to the Transaction or any of its affiliates included in any SEC Document or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Issuer’s knowledge. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.
m.Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer or its Subsidiaries, threatened against the Issuer or its Subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer or its Subsidiaries.
n.None of ADES, the Issuer, its Subsidiaries, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.
5.Subscriber Representations and Warranties. Subscriber represents and warrants that:
a.If Subscriber is an entity, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
b.This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
c.The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would be reasonably likely to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would be reasonably likely to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.
d.Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.
e.Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber acknowledges that it is acquiring its entire beneficial ownership interest in the Acquired Shares for Subscriber’s own account and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, Transferred (as defined herein), pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act, absent a change in law, receipt of regulatory no-action relief or an exemption, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act (including without limitation sales conducted pursuant to Rule 144 promulgated under the Securities Act), and that any certificates or book entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of the Acquired Shares. For purposes of this Subscription Agreement, “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

f.Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its respective affiliates, or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer included in this Subscription Agreement.
g.Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.
h.In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Issuer or any of its respective affiliates, or any of their respective control persons, officers, directors, employees, partners, agents or representatives, concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares or Subscriber’s decision to purchase the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.
i.Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
j.Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber qualifies as a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions in, and investment strategies involving, securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
k.Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

l.Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.
m.Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Acquired Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of Issuer’s representations and warranties contained herein.
n.Neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, the Russia Related Sanctions Programs each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, or the covered regions of Ukraine, including Crimea, the Donetsk People’s Republic, and the Luhansk People’s Republic, or any other country or territory embargoed or subject to comprehensive trade restrictions by the United States, the United Kingdom, the European Union or any European Union individual member state, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law.
o.If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that (1) neither the Issuer, nor any of its respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares, and (2) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.
p.As of two (2) Business Days prior to the Closing, Subscriber will have sufficient funds to pay the Aggregate Purchase Price pursuant to Section 3(b)(i).
6.Additional Agreements.
a.Subscriber hereby represents, warrants, covenants and agrees that, prior to the Closing Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber has or will engage in any Short Sales with respect to securities of the Issuer. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer nor their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.
b.The Issuer has not, and shall not, enter into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or such other investor’s direct or indirect investment in the Issuer other than (i) the Transaction Agreement, and (ii) the Other Subscription Agreements. True and complete copies of the Other Subscription Agreements have been provided to the Subscriber. No Other Subscription Agreement included a purchase price per share that is lower than the Per Share Purchase Price or otherwise contains terms that are more favorable in any material respect to the subscriber thereunder than the terms of this Subscription Agreement are to the Subscriber. The Issuer shall not amend, modify or otherwise supplement any Other Subscription Agreements in any material respect following the date of this Subscription Agreement.

7.Registration Rights.
a.The Issuer agrees that, as promptly as reasonable practicable after the consummation of the Transaction, but in any event within 150 calendar days after such consummation, the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares and Common Shares received by the Subscriber pursuant to the Transaction (collectively, the “Subject Shares” and such registration, the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 210th calendar day (or 270th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that the Issuer’s obligations to include the Subject Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Subject Shares as shall be reasonably requested by the Issuer to effect the registration of the Subject Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subject Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subject Shares which is equal to the maximum number of Subject Shares as is permitted by the Commission. In such event, the number of Subject Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within one (1) Business Day thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Issuer to file the Registration Statement within 150 calendar days after the consummation of the Transaction or to effect such Registration Statement by the Effective Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 7.
b.The Issuer shall be responsible for all expenses incurred by the Issuer in connection with registrations, filings, or qualifications pursuant to this Section 7, including all registration, filing, and qualification fees; printers' and accounting fees; and fees and disbursements of counsel for the Issuer. In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (1) Subscriber ceases to hold any Subject Shares or (2) the date all Subject Shares held by Subscriber may be sold without restriction under Rule 144 promulgated under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (3) two years from the Effective Date of the Registration Statement.
(ii)advise Subscriber within five (5) Business Days:
(1)when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
(3)of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;
(4)of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subject Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(5)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;
(iii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv)upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subject Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)use its commercially reasonable efforts to cause all Subject Shares to be listed on each securities exchange or market, if any, on which the Common Shares issued by the Issuer have been listed;
(vi)use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subject Shares contemplated hereby and, for so long as Subscriber holds Acquired Shares, to enable Subscriber to sell the Acquired Shares under Rule 144; and
(vii)remove the legend described in Section 3(b)(ii) (or instruct its transfer agent to so remove such legend) from the Acquired Shares if (1) the Registration Statement has become effective under the Securities Act and the applicable holder notifies the Issuer that such Acquired Shares have been sold pursuant to the Registration Statement, (2) such Acquired Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Issuer), or (3) such Acquired Shares are eligible for sale under Rule 144, without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Each applicable holder agrees to provide the Issuer, its counsel and/or the transfer agent with evidence reasonably requested by it (including but not limited to an opinion of counsel reasonably acceptable to the Issuer) in order to cause the removal of the legend described in Section 3(b)(ii) (the “Representations”). If a legend is no longer required pursuant to the foregoing, the Issuer will no later than three (3) Business Days following the delivery by an applicable holder to the Issuer or the transfer agent (with notice to the Issuer) of a legended certificate or instrument representing Acquired Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and the Representations, deliver or cause to be delivered to such applicable holder a certificate or instrument (as the case may be) representing such Acquired Shares that is free from all restrictive legends. Certificates for Acquired Shares free from all restrictive legends may be transmitted by the transfer agent to the applicable holders by crediting the account of the applicable holder’s prime broker with DTC as directed by such applicable holder.
c.Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the Issuer reasonably believes, upon the advice of legal counsel, that non-disclosure of such information in the Registration Statement would cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subject Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subject Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subject Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth in this Section, without the prior written approval of the Subscriber, Issuer shall not, when advising the Subscriber of any of the events set forth in this Section, provide Subscriber with any material, non-public information regarding Issuer other than to the extent that providing notice to Subscriber of the occurrence of such events listed above may constitute material, non-public information regarding Issuer.
d.Upon the expiration of the Registration Statement, at any time that Subscriber is a Specified Subscriber, then on one occasion, holders of at least 30% of the Subject Shares held by all of the Specified Subscribers shall be entitled to direct the Issuer to file a new Registration Statement to replace the Registration Statement that was filed pursuant Section 7(a) (the “Replacement Registration Statement”). The Issuer shall promptly, and in any event within 45 days of such a request, file the Replacement Registration Statement, and the Issuer shall use its commercially reasonable efforts to have such Replacement Registration declared effective and to keep effective the Replacement Registration Statement as if such replacement registration statement were the Registration Statement.
e.If the Issuer proposes to conduct an Underwritten Offering for its own account or for the account of any other person, so long as Subscriber is a Specified Subscriber, Subscriber shall have the right to include in such Underwritten Offering all or part of the Subject Shares held by Subscriber, subject to the provisions of Section 7(f) and solely to the extent such Subject Shares can be sold pursuant to the Registration Statement or a Replacement Registration Statement (the “Piggyback Rights”). Except as otherwise provided in Section 7(g), to the extent the Subscriber is entitled to Piggyback Rights hereunder, the Issuer shall promptly, but in no event less than five Business Days prior to any such Underwritten Offering (or, in the event of an Underwritten Offering that will be executed as an “overnight” or “bought” deal, no less than two Business Days prior to the commencement of such Underwritten Offering), give written notice to Subscriber (so long as Subscriber continues to hold at least 50% of the Subject Shares) of its intention to conduct such Underwritten Offering. If Subscriber is entitled to Piggyback Rights hereunder and wishes to exercise its Piggyback Rights it shall deliver to the Issuer a written notice (i) within two Business Days after the receipt of the Issuer’s notice or (ii) at least one day prior to the first use of a preliminary prospectus in connection with such Underwritten Offering, whichever is earlier. Subscriber’s written notice shall specify the number of Subject Shares intended to be disposed of by Subscriber. If Subscriber is entitled to Piggyback Rights hereunder, the Issuer will, subject to Section 7(f), use its commercially reasonable efforts to effect the registration under the Securities Act of, and to include in the Underwritten Offering, all Subject Shares which the Issuer has been so requested to register by the Subscriber, to the extent requisite to permit the disposition of the Subject Shares so to be registered and sold; provided that if, at any time after giving written notice of its intention to conduct the Underwritten Offering and prior to the commencement of the Underwritten Offering, the Issuer shall determine for any reason not to proceed with the Underwritten Offering, the Issuer may, at its election, give written notice of such determination to Subscriber and, thereupon, shall be relieved of its obligation to register any Subject Shares in connection with such Underwritten Offering. Each Subscriber electing to sell any shares in such Underwriting Offering must sell its Subject Shares to the underwriters selected by the Issuer on the same terms and conditions as apply to the Issuer (including entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Issuer), as may be customary or appropriate in for offerings of the type being conducted, except that indemnification and contribution by and of the Subscribers shall be consistent with this Agreement, mutatis mutandis. For purposes of this Agreement, (i) “Underwritten Offering” means an offering (including an offering pursuant to the Registration Statement) in which Common Shares are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks and (ii) “Specified Subscriber” means a Subscriber who both (i) either (1) has an Aggregate Subscription Amount in the Subscription of at least $2,000,000 or (2) is an Affiliate of the Issuer on the applicable date and (ii) continues to hold at least 50% of the Common Shares that were purchased by such Subscriber in the Subscription; provided that the holdings of each of York Global Finance 48, LLC, York Global Finance 47, LLC, YGF 100 LP, York European Distressed Credit Fund II LP, Dinam Management LP, Schwartz Management LLC, York Distressed Asset Fund IV LP and Exuma Capital LP and each of their respective Affiliates (collectively, the "York Parties") shall be aggregated for purposes of determining whether any York Party is a Specified Subscriber.
f.If the managing underwriter in any Underwritten Offering determines in good faith that marketing factors require a limitation on the number of securities to be underwritten, the number of securities that may be included will be limited to the number of securities that, in the opinion of such underwriter, should be included, and the securities to be included in the underwriting shall be allocated, as follows: (i) first, to the Issuer, (ii) second, among the Specified Subscribers that elect to participate in such Underwritten Offering, and (iii) third, pro rata among any other Persons who have been or are granted registration rights after the date of this Agreement based on the number of securities validly requested to be included by such Persons.
g.Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2)

Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(g)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.
h.The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of Subscriber, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (1) in reliance upon and in conformity with written information furnished by Subscriber, (2) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner or (3) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 7(c) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Subject Shares by Subscriber.
i.Subscriber shall, severally and not jointly with any other person that is a party to the Other Subscription Agreements, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subject Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Subject Shares by Subscriber.
j.Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
k.If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(k) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(k) shall be several, not joint. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Acquired Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) if any of the conditions to Closing set forth in Sections 3(c) and 3(d) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall promptly notify in writing Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement; provided further that notwithstanding the immediately preceding proviso in no event shall Subscriber have any liability or obligation for any breach of Section 3(b)(i) if Subscriber is ready, willing and able to deliver the Aggregate Purchase Price for the Acquired Shares substantially concurrently with the closing of the Transaction but the closing of the Transaction does not occur prior to the termination of this Subscription Agreement.
9.Miscellaneous.
a.Each party hereto acknowledges that the other parties hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects.
b.Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.
c.Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares, if any) may be transferred or assigned.
d.All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
e.The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.
f.This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

g.Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
h.Any term or provision of this Subscription Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Subscription Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Subscription Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Subscription Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
i.This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Subscription Agreement (in counterparts or otherwise) by all parties hereto by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Subscription Agreement.
j.Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.
k.Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)if to the Issuer, to:

Advanced Emissions Solutions, Inc.
8051 E. Maplewood Avenue, Suite 210
Greenwood Village, CO 80111
USA
Attn: Mr. Clay Smith
Email: Clay.Smith@ada-cs.com

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, TX 75201
USA
Attn: Jonathan M. Whalen
Email: JWhalen@gibsondunn.com
l.This Subscription Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Subscription Agreement or any of the transaction contemplated herein, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 9(l); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9(k) of this Subscription Agreement.
m.EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS SUBSCRIPTION AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(M).
n.Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law (including any required beneficial ownership disclosure in the Form S-4 and Proxy Statement/Prospectus), (ii) in the filing of the form of this Subscription Agreement with the Commission and in the related Current Report on Form 8-K in a manner acceptable to the undersigned, (iii) in a press release or marketing materials of the Issuer in connection with the Transaction in a manner reasonably acceptable to Subscriber and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv).
o.This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each of the parties hereto.
p.The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof or were otherwise breached, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(l), in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise.

[Signature pages follow.]

IN WITNESS WHEREOF, the Issuer has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

ELBERT HOLDINGS, INC.

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date:	_______, 2022

Subscriber EIN:

Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:

Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Common Shares subscribed for:
[●], provided that if the Acquired Shares are purchased at the VWAP Purchase Price in accordance with Section 2 of the Subscription Agreement, the number of Shares subscribed for shall equal the Aggregate Subscription Amount divided by the VWAP Purchase Price

Aggregate Subscription Amount: $

You must pay the Aggregate Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.
A.QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.
*** OR ***
B.ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:
Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.
Subscriber is a director or executive officer of the Issuer.
Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.
Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
Subscriber is an investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
Subscriber is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.
Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.
Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.
Schedule A-

Subscriber is an investment company registered under the Investment Company Act of 1940.
Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.
Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.
Subscriber is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.
A bank;
A savings and loan association;
A insurance company; or
A registered investment adviser.
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.
Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For the purposes of calculating joint net worth, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.
Subscriber is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
Subscriber is an entity in which all of the equity owners meet the requirements for accredited investor status.
Schedule A-

Subscriber is an entity not already considered an accredited investor under the definition, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of U.S. $5,000,000.
Subscriber is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.
Subscriber is a natural person holding any of the following FINRA certifications in good standing: Licensed General Securities Representative license (Series 7), Licensed Investment Adviser Representative (Series 65); or Licensed Private Securities Offerings Representative license (Series 82).
Subscriber is a natural person who is a “knowledgeable employee,” as defined in rule 3c5(a)(4) under the Investment Company Act of 1940, of the Issuer of the securities being offered or sold where the Issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.
Subscriber is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of
$5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
Subscriber is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).
*** AND ***
C.AFFILIATE STATUS
(Please check the applicable box)
SUBSCRIBER:

is:
is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.
Schedule A-